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                                                                    Exhibit 10.5
                                CEM Corporation
                Management Incentive Compensation Plan ("MICP")
           Principal Plan Features for the year ending June 30, 1996


GOALS

- -        To have a relatively simple management incentive compensation plan that rewards certain CEM employees for achievement of the Company's short and long term objectives.

- -        For the plan to link incentive rewards to these CEM employees with the interest of CEM's shareholders.

- -        To have a competitive total compensation package to attract and retain the caliber of talent needed to achieve the Company's long term objectives.


PARTICIPANTS

- -        Three groups of CEM employees as defined below:

                 -        Senior Management

                 -        Middle Management

                 -        Key Individuals


MAXIMUM PAYOUT DETERMINATION BY GROUP

- -        Maximum amount of incentive compensation available to each group is determined by the Company's fiscal 1996 performance as measured by "Growth in Net Income before Interest and Taxes".

- -        "Growth in Net Income before Interest and Taxes" must be at least __%
         before funds are available for the Middle Management and Key
         Individual groups.

- -        "Growth in Net Income before Interest and Taxes" must be at least __%
         before funds are available for the Senior Management group.

- -        Any additional payout for "Growth in Net Income before Interest and
         Taxes" greater than __% is at the discretion of the Compensation Committee.
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INDIVIDUAL PAYOUT DETERMINATION

- -        The maximum incentive award available to an individual within any group is equal to the percentage of that individual's base salary corresponding to the average percentage of salary available to the entire group.

- -        There is no discretionary component in determining the incentive award for the Chief Executive Officer: 100% is the determined by company performance defined as "Growth in Net Income before Interest and Taxes."

- -        For all other individuals participating in the MICP, two-thirds of each incentive award (66 2/3%) is determined by company performance defined as "Growth in Net Income before Interest and Taxes," with up to an additional one-third (33 1/3% maximum) being discretionary based on management's assessment of performance towards achievement of pre-established individual objectives related to Company goals.


FORM OF INDIVIDUAL PAYOUT

- -        For all individuals except Chief Executive Officer,

                 - 60% of each individual award is in cash and 40% in company stock

                 - 50% of the stock component to vest on date of award, with remaining 50% to vest twelve months thereafter.

                 -        Individuals responsible for applicable income taxes.

- -        The Chief Executive Officer has the option of receiving the 40%
         portion also in cash, either current or deferred.


ADDITIONAL CONSIDERATIONS

- -        Company performance targets and payout potential for subsequent years will be based on the operating plans for the particular years as well as the levels of performance consistent with the Company's long term objectives established in its strategic plan.
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                                CEM Corporation
                           Employee Stock Grant Plan
           Principal Plan Features for the year Ending June 30, 1996


GOAL

- -        To recognize and reward a broad base of CEM employees for unique achievements and thus build morale, a sense of ownership and company loyalty.


ELIGIBILITY

- -        Any CEM employee excluding the Officer and Middle Management groups as defined in the MICP.


TYPE OF AWARD

- -        Unrestricted Stock Grants and/or Stock Options with a four-year vesting schedule (25% at the end of each twelve-month period following the grant).

- -        Amount of a typical grant intended to be smaller than granted under the Company's prior Stock Option Plan.


METHOD OF DETERMINING GRANTS

- -        Chief Executive Officer may recommend grants to the Compensation
         Committee.

- -        Compensation Committee of the Board of Directors to make grants.